THE SHARE EXCHANGE AGREEMENT

BY AND AMONG

ALPHA INVESTMENT INC

&

PARSON ENGERY GROUP

(and

"NewCo herein referenced and known as LEGACY SAND GROUP LLC"

Dated as of December 31, 2019

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT ("Agreement") is made and entered into as of this day of December 31, 2019 by and with **Parsons Energy Group LLC and or Assignee, a** Idaho Limited Liability Company the majority shareholders., herein represented by its managing member **Rick Parsons** (collectively "Membership Interest Holder(s)" and (**"PEG"**), and **ALPHA INVESTMENT INC, a DELAWARE Corporation ("ALPC").**

RECITALS:

WHEREAS, the current Parson Energy Group LLC will organize a newly formed Florida Limited Liability Company in good standing herein referenced as (the "NewCo") that will convey certain assets of holdings of *Legacy Sand Group LLC* herein reference as (the "NewCo" or "Legacy"). This newly formed standalone Limited Liability company shall own real property and leasehold mining rights comprised of approximately 1200 acres that encompass an asset of 110 Million Tons of Tier I Northern White Fracking Sand estimated to be value at ***Three Hundred Million Dollars ($300,000,000)*** as represented in Exhibit A hereto incorporated.

WHEREAS, ALPC shall acquire 19% of the NewCo membership ownership interest through a Share Exchange Agreement that shall have an approximate value of no less than *Fifty Seven Million Dollars ($57,000,000).*

WHEREAS, The NewCo shall own Membership Interest as Holder(s) of ONE HUNDRED PERCENT (100%) of the outstanding Membership Interest of the NewCo as evidenced by Membership Certificates of the NewCo collectively, (the "Membership Interests").

WHEREAS, ALPC for consideration (the "Purchase Price") of receiving 19% ownership of NewCo shall issue in total ***five thousand five hundred (5,700) Series 2020 Convertible Perpetual Preferred Shares with a face of $57-Million Dollars with a* Par Value *of TEN THOUSDAND DOLALRS ($10,000.00) per share***; with one (1) share of preferred stock convertible to six hundred and seventy-five (675) shares of ALPC's common stock with a non-dilutive feature.

WHEREAS, NewCo shall be responsible for submitting 2020 GAAP audited financials and GAAP prepared 2020 financial statements for year-end and for each quarter of the current year and subsequent years thereafter as required. LEGACY shall be responsible for the day-to-day operations of the NewCo and ALPC shall be responsible for their own operations and own accounting and book keeping that shall be compliant with standard GAAP and PCAOB reporting. In addition, LEGACYwill supply GAAP standard financials at their cost for every quarter per the SEC and PCAOB requirements of a reporting company.

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NOW, THEREFORE, in consideration of *5,700 Series 2020 Perpetual Convertible Preferred Shares*, the promises and the mutual covenants of the parties hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

THE SHARE EXCHANGE AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

"Accredited Investor" has the meaning set forth in Rule 501 under the Securities Act.

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

"Agreement" has the meaning set forth in the preamble.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

"Closing" has the meaning set forth in **Section 3.2.**

"Closing Date" has the meaning set forth in **Section 3.2.**

"Code" means the Internal Revenue Code of 1986, as amended.

"Contract" means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

"Damages" has the meaning set forth in **Section 8.2.**

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"Default on Limited Partnership Agreement" as referenced from time to time herein means ALPC 's failure to meet the Limited Partnership Capital Calls to meet the private capital required by the SBIC to meet the SBAs drawdown criteria for low cost debentures as required by the management company from time to time over the life of the Partnership.

"Environmental Laws" has the meaning set forth in **Section 5.17.**

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

"Federal Reserve" has the meaning set forth in **Section 6.26.**

"GAAP" means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person's past practices.

"Governmental Authority" means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

"Hazardous Materials" has the meaning set forth in **Section 5.17.**

"Indebtedness" means without duplication, (a) all indebtedness or other obligation of the Person for borrowed money, whether current, short-term, or long-term, secured or unsecured; (b) all indebtedness of the Person for the deferred purchase price for purchases of property outside the Ordinary Course of Business; (c) all lease obligations of the Person under leases which are capital leases in accordance with GAAP; (d) any off-balance sheet financing of the Person including synthetic leases and project financing; (e) any payment obligations of the Person in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables); (f) any liability of the Person with respect to interest rate swaps, collars, caps and similar hedging obligations; (g) any liability of the Person under deferred compensation plans, phantom stock plans, severance or bonus plans, or similar arrangements made payable as a result of the transactions contemplated herein; (h) any indebtedness referred to in clauses (a) through (g) above of any other Person which is either guaranteed by, or secured by a security interest upon any property owned by, the Person; and (i) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as result of the discharge at Closing of, any such foregoing obligation.

"Indemnified Party" has the meaning set forth in **Section 8.3.**

"Indemnifying Party" has the meaning set forth in **Section 6.3.**

"Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service

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mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

"**Knowledge**" shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation. ALPC and NewCo and their respective Affiliates, shall be deemed to have "**Knowledge**" of a matter if any of the Membership Interest Holder(s)s, members, directors, managers, officers or employees of any such Person has Knowledge of such matter.

"**Laws**" means, with respect to any Person, any U.S. or non-U.S., federal, national, state, provincial, local, municipal, international, multinational or other Law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

"**Liability**" means any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"**License**" means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

"**Lien**" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

"**Material Adverse Effect**" means, with respect to any Person, a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such Person.

"**Money Laundering Laws**" has the meaning set forth in **Section 5.22**.

"**ALPC** " has the meaning set forth in the preamble.

"**ALPC Disclosure Schedule**" has the meaning set forth in **Article VI**.

"**ALPC Indemnified Parties**" means ALPC and its Affiliates and their respective managers, directors, officers and representatives of such Persons.

"**ALPC Most Recent Fiscal Year End**" means December 31, 2018.

"**ALPC Organizational Documents**" has the meaning set forth in **Section 6.6**.

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"ALPC Shares" has the meaning set forth in the Recitals.

"Order" means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" and **"Parties"** have the respective meanings set forth in the preamble.

"Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

"Principal Market" means the OTCP ink Market.

"Registration Statements" has the meaning set forth in **Section 6.12(b)**.

"SEC" means the U.S. Securities and Exchange Commission, or any successor agency thereto.

"SEC Reports" has the meaning set forth in **Section 6.12(a)**.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

"Share Exchange" has the meaning set forth in **Section 2.1**.

"Membership Interest Holder(s)" has the meaning set forth in the preamble.

"Tax Return" means all returns, declarations, reports, estimates, statements, forms and other documents filed with or supplied to or required to be provided to a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

"Tax" or **"Taxes"** means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (a) being a member of an affiliated, consolidated, combined, unitary or similar group for any period; (b) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person; (c) being liable for another Person's taxes as a transferee or successor otherwise for any period; or (d) operation of Law.

"Third Party" has the meaning set forth in **Section 8.3**.

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"Transaction Documents" means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

"Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"U.S." means the United States of America.

"Parson" has the meaning set forth in the preamble.

"Membership Interest" has the meaning set forth in **Section 5.7.**

"LEGACY Disclosure Schedule" has the meaning set forth in **Article IV.**

"LEGACY Shares" has the meaning set forth in the Recitals.

ARTICLE II
SHARE EXCHANGE; CLOSING, AND CONDITIONS

Section 2.1 <u>**Share Exchange**</u>. At the Closing, ALPC shall issue 5,700 Series 2020 Convertible Perpetual Preferred Shares at a par value of $10,000.00 with a face value of Fifty-Seven Million Dollars ($57,000,000) in consideration of nineteen percent (19%) of the NewCo Membership Interest.

Section 2.2 <u>Closing</u>. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the "**Closing**") to be held at the offices of Gutierrez Bergman Boulris, P.L.L.C., 100 Almeria Avenue, Suite 340, Coral Gables, Florida 33134, contemporaneously with the execution of this Agreement. The date and time of the Closing is referred to herein as the "**Closing Date.**

Section 2.3 <u>**Closing Deliveries by ALPC**</u> . At the time of Closing, ALPC shall deliver, or cause to be delivered, (a) certificate(s) representing a total of five thousand seven hundred (5,700) shares of Alpha Investment Inc. Series 2020 Convertible Perpetual Preferred Shares at a par value of $10,000.00.

Section 2.4 <u>**Closing Deliveries by LEGACY and the Membership Interest Holder(s).**</u> At the time of Closing, the Membership Interest Holder(s) shall deliver, or cause to be delivered, (a) certificate(s) representing NINETEEN (19%) PERCENT of the Membership Interests of the NewCo as evidenced by Membership Certificates of the NewCo (collectively, the "Membership Interests"), (b) the Membership Interest Holder(s) shall sell, transfer, convey, assign and deliver the NewCo Shares, representing 19% of the issued and outstanding Membership Interest of the NewCo to ALPC in consideration for the five thousand seven hundred (5,700) shares of ALPC Series 2020 Convertible Perpetual Preferred Shares at a par value of $10,000.00 with a face value of $57,000,000.

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Section 2.5 **Escrow Agent**. On the Closing Date both NewCo and ALPC shall execute or cause to execute each respective deliverable as defined herein *Section 2.3 and Section 2.4* to Gutierrez Bergman Boulris, P.L.L.C., (the designated party "Escrow Agent") for deposit whose address is located at 100 Almeria Avenue, Suite 340, Coral Gables, Florida 33134.

Section 2.6 **Profit and Income Split Distribution.** The net profit/income herein the "split" shall equally pro rata all liens, mortgages, dividends payments, and or encumbrances represent 19% of the total net profits.

Section 2.7 **NewCo Ownership Claw back:** NewCo has the option to purchase in whole or part up to Nineteen Percent (19%) of ALPC's membership units at the then current prevailing fair market value of the underlying assets(s) and or company's sale value or whichever is the greater of the two values of the NewCo effective after 5-years from the date of this agreement. The valuation must be determined by a mutually agreed upon 3rd party appraiser, engineering valuation report, and / or investment bank.

Section 2.8 **Share Designation of Preferred Stock:** ALPC shall issue newly designated *Series 2020 Convertible Perpetual Preferred Shares* with a non-dilutive convertible common stock feature i.e. the non-dilutive feature which shall ensure the cost basis of the convertible common stock shares shall be adjusted to consummate a value of no less than $57,000,000.00. The Preferred Shares shall have a Par Value of $10,000.00 per share and each one (1) share of preferred stock is convertible to six hundred and seventy-five (675) shares of common stock. The preferred shareholders can convert into common shares within 90 days of the agreement in whole or part and for full disclosure shall require the Issuer to amend the Shared Designation of the Series 2020 Preferred Shares because there is an effective S1 by the Issuer and the preferred shares cannot be converted for one (1) year from date of issuance.

Section 2.9 **Valuation and Amenities of Asset:** The current estimated value based on a comparable asset value including leasehold interests report is estimated at $300,000,000 for the following highlights: 110 Million Tons of Tier 1 Northern White Fracking Sand Assets, A 44 Year Supply @ 2.5 Million Tons Production Annually, Total Capacity Over 44 Years - $2.64 Billion Profit Potential ($60 Million Annually), Approximately $4.9 Million Value of other Assets and Real Property, 2.5 Million Tons Production Capacity Per Year, Approximately $24 Net Profit Per Ton ($60 Million Annual Profit Projection), and Fully Permitted & Construction Ready. The Guza Mine is in Trempealeau County WI. It is situated entirely in the Township Arcadia. It is located approximately 4 miles north of Arcadia WI and approximately 1 mile east of State Hwy 93. Directions are: 93 north of Arcadia to Cross Road. Take a right on Cross Road, go 1 mile to River Valley Road, go right on River Valley road about 1.4 miles to the mine site on the left.

ARTICLE III
DELIVERIES

3.1 Deliveries By Seller. At Closing, Sellers shall deliver to ALPC the following:

(a) All membership certificate(s) representing the Nineteen percent (19%)

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of Membership Interests being sold, together with duly executed powers transferring same in the name of ***Alpha Investment Inc.***

(b) Copies of affidavits and resolutions, certified by the Sellers, as the Manager and Members, duly adopted by the Company authorizing their execution, delivery and performance of the transaction.

(c) Resolutions adopted by the Managers and Members of the Company, approving the transaction, together with a certified copy of the Articles of Incorporation and Operating Agreement of the Company, and Certificate of Good Standing of the Company as of the Closing Date.

(d) Any and all books, records and files relating to the Property and/or the business of the Company.

(e) All other agreements, certificates, instruments and documents reasonably requested by Buyer and the Company in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement including proof of proper certifications, licenses and approvals to conduct operations as it relates to Fracking.

(f) Certified copy of Certificate and Articles of Incorporation of the Company and Certificate of Good Standing of the Company from the State of Florida .

(g) Clear title indicating ownership of identified property and leasehold interests with entitlements free and clear of liens & mortgages, except for identified royalty payments earned.

3.2 Deliveries by Buyer. Prior to closing, Buyer shall deliver, or shall cause to be delivered to Seller, all certificates, instruments and documents reasonably required in order to consummate the transactions contemplated hereby that includes the following:

(h) Copies of affidavits and resolutions, certified by the Buyers, as the Manager and Members, duly adopted by the Company authorizing their execution, delivery and performance of the transaction.

(i) Certificate(s) representing a total of five thousand seven hundred (5,700) shares of Alpha Investment Inc. Series 2020 Convertible Perpetual Preferred Shares at a par value of $10,000.00

(j) All other agreements, certificates, instruments and documents reasonably requested by Seller and the Company in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

(k) Certified copy of Certificate and Articles of Incorporation of the Company and Certificate of Good Standing of the Company from the State of Delaware.

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ARTICLE IV
REPRESENTATIONS OF ALPC

The Membership Interest Holder(s) hereby represents and warrants to ALPC that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement.

Section 4.1 NewCo. A Florida limited liability company with no day-to-day operations only organized as a single-purpose, bankruptcy remote leasehold entity.

Section 4.2 Operations. The Guza Mine is in Trempealeau County WI. Its situated in the Township of Arcadia. Its located approximant 4 miles north of Arcadia WI and approximately 1 mile east of State HWY 93.

Section 4.3 GAAP Standard Financials. GAAP standard financials shall be required by the NewCo i.e. Income and Balance Sheet Statements from a certified accounting firm approved for year-end 2019

Section 4.4 PCAOB Audited Financials. The NewCo will submit at their cost audited financials i.e. Income and Balance Sheet Statements with the designated auditor David D. Brooks, CPA, CVA D. Brooks and Associates CPA's, P.A for the year-end 2020 consolidated statements.

Section 4.5 Intellectual Properties. All names and intellectual properties, rights, logos, and marketing materials shall remain in the current status.

Section 4.6 The Separate Operating Company. An operating company shall be separate from the NewCO and all profits shall be disbursed accordingly pro rata all operating cost.

Section 4.7 Investment Representations.

(a) The Membership Interest Holder(s) is acquiring the ALPC Shares hereunder for consideration of the acquisition for his own account and not with a view to the resale or distribution of any part thereof, and the Membership Interest Holder(s) has no present intention of selling or otherwise distributing the ALPC Shares, except in compliance with applicable securities Laws.

(b) The Membership Interest Holder(s) understands that the ALPC Shares issued hereunder are characterized as "restricted securities" under the Securities Act in as much as this Agreement contemplates that, if acquired by the Membership Interest Holder(s) pursuant hereto, the ALPC Shares would be acquired in a transaction not involving a public offering. The issuance of the ALPC Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act. The Membership Interest Holder(s) further acknowledges that upon issuance, the ALPC Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Membership Interest Holder(s) represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in

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effect, and understands the resale limitations imposed thereby, and specifically those in subparagraph (i) thereof, and otherwise by the Securities Act.

(c) The Membership Interest Holder(s) understands and agrees that the ALPC Shares issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d) The Membership Interest Holder(s) understands that the ALPC Shares are being offered and issued to the Membership Interest Holder(s) in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Membership Interest Holder(s) set forth in this Agreement, in order that ALPC may determine the applicability and availability of the exemptions from registration of the ALPC Shares on which ALPC is relying.

(e) The Membership Interest Holder(s) further represents and warrants to ALPC that (i) he qualifies as an Accredited Investor; (ii) he consents to the placement of a legend on any certificate or other document evidencing the ALPC Shares substantially in the form set forth in **Section 4.8(a)**; (iii) he has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect his interests in connection with the transactions contemplated by this Agreement; (iv) he has consulted, to the extent that it has deemed necessary, with his tax, legal, accounting and financial advisors concerning his investment in the ALPC Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the ALPC Shares; (v) he has had access to the SEC Reports; (vi) he has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding ALPC that he has requested and all such public information is sufficient for him to evaluate the risks of investing in the ALPC Shares; (vii) he has been afforded the opportunity to ask questions of and receive answers concerning ALPC and the terms and conditions of the issuance of the ALPC Shares; (viii) he is not relying on any representations and warranties concerning ALPC made by ALPC or any officer, employee or agent of ALPC , other than those contained in this Agreement or the SEC Reports; (ix) he will not sell or otherwise transfer the ALPC Shares, unless either (A) the transfer of the ALPC Shares is registered under the Securities Act or (B) an exemption from such registration is available; (x) he understands and acknowledges that ALPC is under no obligation to register the ALPC Shares for sale under the Securities Act; (xi) he represents that the address furnished to ALPC is his principal residence; (xii) he understands and acknowledges that the ALPC Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning ALPC that has been supplied to him and that any representation to the contrary is a criminal offense; and (xiii) he acknowledges that the representations, warranties and agreements made by him herein shall survive the execution and delivery of this Agreement and the issuance of the ALPC Shares.

Section 4.11 **<u>Stock Legends</u>**. The Membership Interest Holder(s) hereby agrees with ALPC as follows:

(a) The certificates evidencing the ALPC Shares and each certificate issued in transfer thereof, will bear the following or similar legend:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE PEGAN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE PEG, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS

(b) The certificates representing the ALPC Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any state corporate and state securities law, or Contract.

Section 4.8 __Disclosure__. No representation or warranty of the Membership Interest Holder(s) contained in this Agreement or any other Transaction Document and no statement or disclosure made by or on behalf of the Membership Interest Holder(s) to ALPC pursuant to this Agreement or any other Transaction Document contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light in which they were made.

Section 4.9 __Authority__. The Membership Interest Holder(s) has all requisite authority and power to enter into and deliver this Agreement and any of the other Transaction Documents to which such Membership Interest Holder(s) is a party, and any other certificate, agreement, document or instrument to be executed and delivered by the Membership Interest Holder(s) in connection with the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Transaction Documents to which the Membership Interest Holder(s) is a party will be, duly and validly authorized and approved, executed and delivered by the Membership Interest Holder(s).

Section 4.10 __No Conflicts__. Neither the execution or delivery by the Membership Interest Holder(s) of this Agreement or any Transaction Document to which the Membership Interest Holder(s) is a party, nor the consummation or performance by the Membership Interest Holder(s) of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Membership Interest Holder(s) is a party or by which the properties or assets of the Membership Interest Holder(s) are bound; or (b) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of such Membership Interest Holder(s) under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Membership Interest Holder(s) or LEGACYunder, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Membership Interest Holder(s) is a party or any of the Membership Interest Holder(s) assets and properties are bound or affected, except, in the case of any such contraventions,

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conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Membership Interest Holder(s) or PEG.

Section 4.11 Rescission. The unwinding and termination of the Share Exchange Agreement may be consummated at any time by either ALPC or LEGACY if there has been a material breach of any representation, aforementioned warranty, covenant or agreement on the part of the other set forth in the Share Exchange Agreement which breach has not been cured within (30) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF LEGACYAND THE MEMBERSHIP INTEREST HOLDER(S)

LEGACY and the Membership Interest Holder(s), jointly and severally, hereby represent and warrant to ALPC , subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by LEGACY and the Membership Interest Holder(s) to ALPC simultaneously herewith (the "**LEGACY Disclosure Schedule**") that the statements contained in this **Article** V are true, correct and complete as of the date of this Agreement. The LEGACY Disclosure Schedule shall be arranged according to the numbered and lettered sections and subsections of this **Article** V and any disclosure in the LEGACY Disclosure Schedule shall qualify the corresponding section or subsection in this **Article** V. ALPC shall be entitled to rely on the representations and warranties set forth in this **Article** V regardless of any investigation or review conducted by ALPC prior to the Closing. Except as the context specifically otherwise provides, each representation and warranty hereunder with respect to LEGACY shall be deemed to be made (except as specifically provided on the LEGACY Disclosure Schedule), with respect to each of its subsidiaries and Affiliates.

Section 5.0 Organization and Qualification. LEGACY is a limited liability corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on LEGACY or ALPC.

Section 5.1 Authority. LEGACY has all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which LEGACY is a party and any other certificate, agreement, document or instrument to be executed and delivered by LEGACY in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by LEGACY and the performance by LEGACY of its obligations hereunder and thereunder and the consummation by LEGACY of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of PEG. LEGACY does not need to give any notice to, make any

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filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby. This Agreement has been, and each of the Transaction Documents to which LEGACY is a party will be, duly and validly authorized and approved, executed and delivered by PEG.

Section 5.2 **Binding Obligations**. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than PEG, this Agreement and each of the Transaction Documents to which LEGACY is a party are duly authorized, executed and delivered by LEGACY and constitutes the legal, valid and binding obligations of LEGACY enforceable against LEGACY in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 5.3 **No Conflicts**. Neither the execution nor the delivery by LEGACY of this Agreement or any Transaction Document to which LEGACY is a party, nor the consummation or performance by LEGACY of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the LEGACY Organizational Documents; (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree applicable to PEG, or by which LEGACY or any of its respective assets and properties are bound or affected; (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of LEGACY under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of LEGACY under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which LEGACY is a party or by which LEGACY or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by LEGACY or that otherwise relate to the business of, or any of the properties or assets owned or used by, PEG, except, in the case of clauses (b), (c),or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on PEG.

Section 5.4 **Organizational Documents**. LEGACY has delivered or made available to ALPC true and correct copy of the Certificate of Organization and Bylaws of LEGACY and if applicable each of its subsidiaries and Affiliates, and any other organizational documents of LEGACY and each of its subsidiaries and Affiliates, each as amended to date, and each such instrument is in full force and effect (the "**LEGACY Organizational Documents**"). LEGACY is not in violation of any of the provisions of the LEGACY Organizational Documents.

Section 5.5 **Capitalization**. The authorized and outstanding membership certificates or other voting securities of LEGACY(the "**LEGACY Capital Stock**") and each of its subsidiaries and Affiliates is set forth in **Section 4.7** of the LEGACY Disclosure Schedule. Except as set forth

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above, no shares of capital stock or other voting securities of LEGACY and each of its subsidiaries or Affiliates were issued, reserved for issuance or outstanding. LEGACY owns of record and beneficially all of the capital stock or other voting securities of each of its subsidiaries and Affiliates. All the outstanding LEGACY Shares and all the outstanding capital stock of each of its subsidiaries and affiliates are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the applicable jurisdiction of formation, the LEGACY Organizational Documents or any Contract to which LEGACY is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of LEGACY or any of its subsidiaries of Affiliates having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Holder(s) of the LEGACY Shares or other voting securities may vote. There are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which LEGACY is a party or by which it is bound (x) obligating LEGACY or its subsidiaries and Affiliates, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, LEGACY or its subsidiaries or Affiliates; (y) obligating LEGACY or its subsidiaries or Affiliates to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to Holder(s) of the capital stock or other equity interests of LEGACY and each of its subsidiaries and Affiliates. There are no outstanding Contracts or obligations of LEGACY to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of LEGACY or any of its subsidiaries and Affiliates. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of LEGACY and each of its subsidiaries and Affiliates.

Section 5.6 **No Brokers or Finders**. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against LEGACY for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of LEGACY and the Membership Interest Holder(s) will, jointly and severally, indemnify and hold ALPC harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 5.7 **Compliance with Laws**. The business and operations of LEGACY have been and are being conducted in accordance with all applicable Laws and Orders. LEGACY is not conflict with, or in default or violation of and, to the Knowledge of LEGACY and the Membership Interest Holder(s), is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (a) Law, rule, regulation, judgment or Order; or (b) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which LEGACY is a party or by which PEG, any of its subsidiaries or Affiliates or any of their respective assets and properties are bound or affected. There is no agreement, judgment or Order binding upon LEGACY or any of its subsidiaries or Affiliates which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of LEGACY or the conduct of business by LEGACY as currently conducted. LEGACY has filed all forms, reports and documents

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required to be filed with any Governmental Authority and LEGACY has made available such forms, reports and documents to ALPC . As of their respective dates, such forms, reports and documents complied in all material respects with the applicable requirements pertaining thereto and none of such forms, reports and documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.8 **Contracts**. Except as set forth in **Section 6.4** of the LEGACY Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of PEG. LEGACY is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of PEG.

Section 5.9 **Labor Matters**. (a) There are no collective bargaining or other labor union agreements to which LEGACY is a party or by which it is bound. No material labor dispute exists or, to the Knowledge of PEG, is imminent with respect to any of the employees of PEG.

(b) Except as set forth in the LEGACY Disclosure Schedule, LEGACY has no employees, independent contractors or other Persons providing services to them. LEGACY is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. LEGACY is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c) No director, officer or employee of LEGACY is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of PEG; or (b) the ability of LEGACY to conduct its business. Each employee of LEGACY is employed on an at-will basis and the LEGACY does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

(d) LEGACY shall possess any and all licenses, permits and certifications to conduct operations as it relates the ongoing and proposed Fracking operations under the NewCo and PEG.

Section 5.10 **Employee Benefits**.

(a) LEGACY does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or

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director of PEG. There are no employment, consulting, indemnification, severance or termination agreements or arrangements between LEGACY and any current or former employee, officer or director of PEG, nor does LEGACY have any general severance plan or policy.

(b) LEGACY does not, and since its inception never has, maintained or contributed to any "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of PEG.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of PEG, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from PEG; (ii) any increase in the amount of compensation or benefits payable to any such individual; or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No arrangement or other Contract of LEGACY provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of PEG.

Section 5.11 Intellectual Property. LEGACY does not own, use or license any Intellectual Property in its business as presently conducted.

Section 5.12 Internal Accounting Controls. LEGACY maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. LEGACY has established disclosure controls and procedures for LEGACY and designed such disclosure controls and procedures to ensure that material information relating to LEGACY is made known to the officers by others within PEG. PEG's officers have evaluated the effectiveness of the PEG's controls and procedures. Since PEG's Most Recent Fiscal Year End, there have been no significant changes in PEG's internal controls or, to the Knowledge of PEG, in other factors that could significantly affect PEG's internal controls.

Section 5.13 Transactions with Affiliates and Employees. Except as set forth in **Section 5.13** of the LEGACY Disclosure Schedule, no officer, director, employee or Membership Interest Holder(s) of LEGACY or any Affiliate of any such Person, has or has had, either directly or indirectly, an interest in any transaction with LEGACY(other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of PEG, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

Section 5.14 Liabilities. Except as set forth on **Section 5.14** of the LEGACY Disclosure Schedule and Exhibit A-1 (the "Re-Opening Budget"), LEGACY has no Liability or liens (and there is no Action pending, or to the Knowledge of PEG, threatened against LEGACY that would

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reasonably be expected to give rise to any Liability). LEGACY is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person. There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date other than those obligations in the normal course of business for a firm of this type.

Section 5.15 __Bank Accounts and Safe Deposit Boxes__. PEG's bank, other deposit and financial accounts, lock boxes and safety deposit boxes and the authorized signatories thereto are set forth on

Section 5.16 __Money Laundering Laws__. The operations of LEGACY are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "**Money Laundering Laws**") and no Proceeding involving LEGACY with respect to the Money Laundering Laws is pending or, to the knowledge of PEG, threatened.

Section 5.17 __Foreign Corrupt Practices__. Neither PEG, nor, to the Knowledge of PEG, any director, officer, agent, employee or other Person acting on behalf of LEGACY has, in the course of its actions for, or on behalf of, LEGACY(a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.18 __Absence of Certain Changes or Events__. Except as set forth in Section 5.18 of the LEGACY Disclosure Schedule, from the LEGACY Most Recent Fiscal Year End (a) LEGACY has conducted its business only in Ordinary Course of Business; (b) there has not been any change in the assets, Liabilities, financial condition or operating results of LEGACY since, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on PEG. LEGACY has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does LEGACY have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 5.19 __Disclosure__. No representation or warranty of LEGACY contained in this Agreement and no statement or disclosure made by or on behalf of LEGACY to ALPC pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF ALPC

ALPC hereby represents and warrant to LEGACY and the Membership Interest Holder(s), subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by ALPC to LEGACY and the Membership Interest Holder(s) simultaneously herewith (the "**ALPC Disclosure Schedule**"), that the statements contained in this **Article VI** are correct and complete as of the date of this Agreement. The ALPC Disclosure Schedule shall be arranged according to the numbered and lettered sections and subsections of this **Article VI** and any disclosure in the ALPC Disclosure Schedule shall qualify the corresponding section or subsection in this **Article VI**. LEGACY and the Membership Interest Holder(s) shall be entitled to rely on the representations and warranties set forth in this **Article VI** regardless of any investigation or review conducted by LEGACY or the Membership Interest Holder(s) prior to the Closing.

Section 6.0 **Organization and Qualification**. ALPC is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on ALPC . The ALPC Shares are presently quoted on the Principal Market and ALPC has not received any notice from the SEC that it has or will commence, institute or bring a proceeding pursuant to Section 12(j) of the Exchange Act.

Section 6.1 **Authority**. ALPC has all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which ALPC is a party and any other certificate, agreement, document or instrument to be executed and delivered by ALPC in connection with the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by ALPC and the performance by ALPC of its respective obligations hereunder and thereunder and the consummation by ALPC of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of ALPC . ALPC is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby. This Agreement has been, and each of the Transaction Documents to which ALPC is a party will be, duly and validly authorized and approved, executed and delivered by ALPC .

Section 6.2 **Binding Obligations**. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than ALPC , this Agreement and each of the Transaction Documents to which ALPC is a party are duly authorized, executed and delivered by ALPC and constitutes the legal, valid and binding obligations of ALPC enforceable against ALPC in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by

bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 6.3 **No Conflicts**. Neither the execution nor the delivery by ALPC of this Agreement or any Transaction Document to which ALPC is a party, nor the consummation or performance by ALPC of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of ALPC Organizational Documents; (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree of any Governmental Authority or any rule or regulation of the Principal Market applicable to ALPC , or by which ALPC or any of its respective assets and properties are bound or affected; (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of ALPC under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of ALPC under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which ALPC is a party or by which ALPC or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Licenses, permits, authorizations, approvals, franchises or other rights held by ALPC or that otherwise relate to the business of, or any of the properties or assets owned or used by, ALPC , except, in the case of clauses (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on ALPC .

Section 6.4 **Subsidiaries**. Except as described in the SEC Reports, ALPC does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Except as described in the SEC Reports, there are no Contracts or other obligations (contingent or otherwise) of ALPC to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 6.5 **Organizational Documents**. ALPC has delivered or made available to Legacy true and correct copy of the Certificate of Incorporation and Bylaws of ALPC and any other organizational documents of ALPC , each as amended, and each such instrument is in full force and effect (the "**ALPC Organizational Documents**"). ALPC is not in violation of any of the provisions of its ALPC Organizational Documents. The minute books (containing the records or meetings of the Membership Interest Holder(s)s, the board of directors and any committees of the board of directors), as provided or made available to the PEG, are correct and complete.

Section 6.6 **Capitalization.**

(a) The authorized and outstanding capital stock of ALPC is as set forth in the SEC Reports. Except as set forth in the SEC Reports, no shares of capital stock or other voting securities of ALPC were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of ALPC are duly authorized, validly issued, fully paid and nonassessable, have been issued in accordance with all applicable laws, including, but not limited to, the Exchange

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Act, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of ALPC 's organization, the ALPC Organizational Documents or any Contract to which ALPC is a party or otherwise bound. Except as set forth in the SEC Reports, there are not any bonds, debentures, notes or other Indebtedness of ALPC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Holder(s) of shares of ALPC capital stock of ALPC may vote. There are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which ALPC is a party or by which it is bound (*x*) obligating ALPC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, ALPC ; (*y*) obligating ALPC to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (*z*) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to Holder(s) of the capital stock of ALPC . There are no outstanding Contracts or obligations of ALPC to repurchase, redeem or otherwise acquire any shares of capital stock of ALPC . Except as provided in the SEC Reports or on **Section 5.7** of the ALPC Disclosure Schedule, there are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of ALPC .

(b) The issuance of the ALPC Shares to the Membership Interest Holder(s) has been duly authorized and, upon delivery to the Membership Interest Holder(s) of certificates therefor in accordance with the terms of this Agreement, the ALPC Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Membership Interest Holder(s) and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 6.7 __Compliance with Laws__. The business and operations of ALPC have been and are being conducted in accordance with all applicable Laws and Orders. ALPC is not conflict with, or in default or violation of and, to the Knowledge of ALPC , is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (a) Law, rule, regulation, judgment or Order; or (b) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which ALPC is a party or by which ALPC or any of its respective assets and properties are bound or affected. There is no agreement, judgment or Order binding upon ALPC which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of ALPC or the conduct of business by ALPC as currently conducted.

Section 6.8 __Certain Proceedings__. There is no Action pending against, or to the Knowledge of ALPC , threatened against or affecting, ALPC by any Governmental Authority or other Person with respect to ALPC or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, ALPC has not been a party to any material litigation or, within the past two (2) years, the subject of any threat of material litigation (litigation shall be deemed "material" if the amount at issue exceeds the lesser of $10,000

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per matter or $25,000 in the aggregate). ALPC is not in violation of and, to the Knowledge of ALPC , is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, rule, regulation, judgment or Order. Neither ALPC nor any past or present director or officer (in his or her capacity as such) or affiliate, is or has been the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither ALPC nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither ALPC nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action brought by any federal or state agency.

Section 6.9 __**No Brokers or Finders**__. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against ALPC for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of ALPC , and ALPC will indemnify and hold Legacy and the Membership Interest Holder(s) harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 6.10 __**Contracts**__. Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of ALPC . Except as set forth in the SEC Reports, ALPC is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of ALPC .

Section 6.11 __**SEC Reports**__.

(a) ALPC has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act (the "**SEC Reports**").

(b) As of their respective dates, the SEC Reports and any registration statements filed by ALPC under the Securities Act (the "**Registration Statements**") complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material Contracts to which ALPC is a party or to which the property or assets of ALPC are subject have been filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of ALPC included in the SEC Reports and the Registration Statements comply in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied

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on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of ALPC as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Reports and Registration Statements regarding ALPC 's business is current and complete and accurately reflects operations of ALPC as it exists as of the date hereof. There is no order issued by the SEC suspending the effectiveness of any outstanding Registration Statement and there are no proceedings for that purpose that have been initiated or threatened by the SEC.

Section 6.12 <u>Internal Accounting Controls</u>. ALPC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. ALPC has established disclosure controls and procedures for ALPC and designed such disclosure controls and procedures to ensure that material information relating to ALPC is made known to the officers by others within ALPC . ALPC 's officers have evaluated the effectiveness of the ALPC 's controls and procedures. Since ALPC Most Recent Fiscal Year End, there have been no significant changes in ALPC 's internal controls or, to the Knowledge of ALPC , in other factors that could significantly affect ALPC 's internal controls.

Section 6.13 <u>Listing and Maintenance Requirements</u>. ALPC is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the ALPC Shares on the Principal Market. trading market on which the ALPC Shares is currently listed or quoted. The issuance and sale of the ALPC Shares under this Agreement does not contravene the rules and regulations of the trading market on which the ALPC Shares is currently listed or quoted, and no approval of the Membership Interest Holder(s)of ALPC is required for ALPC to issue and deliver to the Membership Interest Holder(s) the ALPC Shares contemplated by this Agreement.

Section 6.14 <u>Disclosure</u>. All documents and other papers delivered or made available by or on behalf of ALPC in connection with this Agreement are true, complete, correct and authentic in all material respects. No representation or warranty of ALPC contained in this Agreement and no statement or disclosure made by or on behalf of ALPC to LEGACY or the Membership Interest Holder(s) pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 6.15 <u>OTC Market.</u> ALPC is currently trading on the OTC MARKET as a public company with ticker ("ALPC") and follows all Securities and Exchange Commission and FINRA listing requirements.

Section 4.9. <u>Compliance</u>. ALPC has no current or pending SEC/FINRA violation(s) as of May, 2017 to current.

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ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.1 **Management of LEGACY after the Closing**. Effective upon Closing, Both Parties shall create a new operating agreement designating the responsibilities and the aforementioned profit splits. .

Section 7.2 **Restrictions on Transfer**.

(a) The Membership Interest Holder(s) may not sell, transfer, assign, pledge or otherwise dispose of any interest in the ALPC Shares or the shares of ALPC common stock issued or issuable upon conversion of the ALPC Shares (a "**Transfer**") on or prior to the earlier to occur of (i) one year from the Effective Date or (ii) one hundred eighty (180) days after ALPC 's common stock is listed for trading on either Nasdaq or the New York Stock Exchange, unless such Transfer is approved by ALPC 's board of directors in its sole discretion. In no event and at no time may the Membership Interest Holder(s) effect a Transfer to a direct or indirect competitor of the LEGACYor any "**affiliate**", as such term is defined in the Exchange Act and the rules and regulations thereunder, of such competitor

(b) In the event ALPC consummates an underwritten public offering of its equity securities, the Membership Interest Holder(s) agrees to execute and deliver such "lock up" agreement as may be requested by the managing underwriter of such public offering, provided that the term thereof shall not exceed one hundred eighty (180) days from the effective date of the registration statement covering such public offering or such shorter period as may be agreed to by the directors, officers and 5% or greater Membership Interest Holder(s) of ALPC .

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

Section 8.1 **Survival**. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing, and for a period of one (1) year, after which they shall be of no further force and effect. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

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Section 8.2 **Indemnification.**

(a) From and after the execution of this Agreement, ALPC shall indemnify and hold harmless the LEGACY Indemnified Parties, from and against any all costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, "**Damages**") arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by ALPC in this Agreement or any Transaction Document or in any certificate delivered by ALPC pursuant to this Agreement; or (b) any breach (or alleged breach) by ALPC of any covenant or obligation of ALPC in this Agreement or any Transaction Document required to be performed by ALPC on or prior to the Closing Date or by ALPC after the Closing Date.

(b) From and after the execution of this Agreement, LEGACY and Membership Interest Holder(s), jointly and severally, shall indemnify and hold harmless the ALPC Indemnified Parties, from and against any all costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, "**Damages**") arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by LEGACY or Membership Interest Holder(s) in this Agreement or any Transaction Document or in any certificate delivered by LEGACY or Membership Interest Holder(s) pursuant to this Agreement; or (b) any breach (or alleged breach) by LEGACY or Membership Interest Holder(s) of any covenant or obligation of LEGACY or Membership Interest Holder(s) in this Agreement or any Transaction Document required to be performed by LEGACY or Membership Interest Holder(s) on or prior to the Closing Date or by LEGACY or Membership Interest Holder(s) after the Closing Date.

Section 8.3 **Matters Involving Third Parties**. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party ("**Indemnifying Party**") under this **Article VII**, an indemnified party ("**Indemnified Party**") shall notify the Indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor's reasonable direction and at Indemnitee's sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor's consent.

Section 8.4 **Exclusive Remedy**. The Parties acknowledge and agree that the indemnification provisions in this **Article VII** shall be the exclusive remedies of the Parties with respect to the transactions contemplated by this Agreement, other than for fraud and willful misconduct.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 **Expenses**. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including

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all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 9.2 <u>Confidentiality</u>.

(a) The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party; (ii) the use of such information is necessary or appropriate in making any required filing with the SEC, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b) In the event that any Party is required to disclose any information of another Person pursuant to clause (ii) or (iii) of **Section 8.2(a)** above, the Party requested or required to make the disclosure (the "**disclosing party**") shall provide the Person that provided such information (the "**providing party**") with prompt notice of any such requirement so that the providing party may seek a protective Order or other appropriate remedy and/or waive compliance with the provisions of this **Section 8.2** If, in the absence of a protective Order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective Order or other relief assurance that confidential treatment will be accorded the providing party's information.

(c) If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties.

Section 9.3 <u>Notices</u>.

All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (ii) if mailed certified or mail return receipt requested, two (2) Business Days after being mailed; (iii) if delivered by overnight **Section 8.3** courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (iv) if delivered by facsimile transmission or other electronic means,

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including email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to ALPC, to: ________________

____

If to the PEG, to: 10629 N, Government Way Hayden Idaho 83835

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 9.4 **Further Assurances**. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 9.5 **Waiver**. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 9.6 **Entire Agreement and Modification**. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

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Section 9.7 **Assignments, Successors, and No Third-Party Rights.** No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Except as set forth in **Article VIII** hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 9.8 **Severability**. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 9.9 **Section Headings**. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Articles" or "Section" or "Sections" refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 9.10 **Construction**. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise expressly provided, the word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Section 9.11 **Counterparts**. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or ".pdf" signature page is an original thereof.

Section 9.12 **Specific Performance**. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state

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thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 8.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 9.13 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to conflicts of Laws principles. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Miami-Dade County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.3 above. Nothing in this Section 8.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 9.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.15 Attorneys' Approval. The terms and conditions as set forth in this Agreement are subject both parties approval by their attorneys within 10 business days of the "Effective Date" of this Agreement as of the date herein above and described on the title page.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

Alpha Investment Inc.

By: Todd Buchar
Name: Todd CBuchar
Title: CEO

Parsons Energy Group, LLC

By: Herbert (Rick) Parsons
Rick Parsons, Managing Member